Exhibit (a)(2)
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
GMO SERIES TRUST
     THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts this 13th day of September, 2011 hereby amends and restates in its entirety the Agreement and Declaration of Trust dated May 27, 2011 by the sole initial Trustee hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.
     WITNESSETH that
     WHEREAS this Trust has been formed to carry on the business of an investment company;
     WHEREAS this Trust has registered as a registered investment company and plans to comply with the applicable requirements of the 1940 Act; and
     WHEREAS the Trustee has agreed to manage all property coming into his hands as a trustee of a Massachusetts business trust in accordance with the provisions hereinafter set forth.
     NOW, THEREFORE, the Trustee does hereby direct that this Amended and Restated Agreement and Declaration of Trust be filed with the Secretary of The Commonwealth of Massachusetts and with the City Clerk of the City of Boston and does hereby declare that he will hold all cash, securities and other assets, which he may from time to time acquire in any manner as a Trustee hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.
ARTICLE I.
Name and Definitions
Section 1. This Trust shall be known as “GMO Series Trust” with its principal place of business at 40 Rowes Wharf, Boston, Massachusetts 02110, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.
Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Trust” refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;
(b) “Trustees” refers to the Trustees of the Trust named in Article IV hereof or elected or appointed in accordance with such Article;
(c) “Independent Trustees” refers to the Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act.
(d) “Interested Trustees” refers to the Trustees who are “interested persons” of the Trust, as defined in the 1940 Act.
(d) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or Class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each Series or Class of Shares shall be divided from time to time.
(e) “Shareholder” means a record owner of Shares;
(f) “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;
(g) The terms “Commission” and “principal underwriter” shall have the meanings given to them in the 1940 Act;
(h) “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;
(i) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time;
(j) “Series” or “Series of Shares” refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and
(k) “Class” or “Class of Shares” refers to the division of Shares representing any Series into two or more Classes, as provided in Article III, Section 1.
ARTICLE II.
Purpose of Trust
     The purpose of the Trust is to provide investors a managed investment directly or indirectly primarily in securities (including options), debt instruments, commodities, commodity contracts and options thereon, notional and other over-the-counter contracts, and other investments of any kind.

ARTICLE III.
Shares
Section 1. Division of Beneficial Interest. The Shares of the Trust shall be issued in one or more Series as the Trustees may authorize. Each Series shall be preferred over all other Series in respect of the assets allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series shall at all times be divided into Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may divide the Shares of any Series into two or more Classes, with Shares of each such Class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth herein and/or in such other document as the Trustees determine. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number, classify or re-classify any issued or unissued Shares of any Series or Class into one or more Series or Classes, and take such other actions with respect to the Shares as the Trustees deem desirable.
Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each.
Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, including the payment of any purchase premium fixed by the Trustees, as they from time to time authorize.
Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the By-Laws (each as amended from time to time) and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.
     Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust. The establishment and designation of any Series or Class of Shares in addition to the Series and Classes established and designated in Section 6 of this Article III shall be effective upon the execution by the Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series or Class, as the case may be, or as otherwise provided in such instrument, this Declaration of Trust, and/or in such other document as the Trustees determine.
     Without limiting the generality of the foregoing, the Trustees may amend the Declaration of Trust to:
(a) create one or more Series or Classes of Shares (in addition to any Series or Classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or Classes in accordance with such eligibility requirements;
(b) combine one or more Series or Classes of Shares into a single Series or Class on such terms and conditions as the Trustees shall determine;
(c) change or eliminate any eligibility requirements for investment in Shares of any Series or Class, including without limitation the power to provide for the issue of Shares of any Series or Class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;
(d) change the designation of any Series or Class of Shares;
(e) change the method of allocating dividends among the various Series and Classes of Shares;
(f) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or Classes of Shares;
(g) specifically allocate assets to any or all Series or Classes of Shares or create one or more additional Series or Classes of Shares which are preferred over all other Series or Classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or Classes; and

(h) amend any of the provisions set forth in paragraphs (a) through (g) of this Section 5.
Section 6. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5 of this Article III, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series, each Series set forth on Schedule 3.6A attached hereto shall be, and are hereby, established and designated. In addition, with respect to each such Series, the Classes of Shares set forth on Schedule 3.6B attached hereto shall be, and are hereby, established and designated, which Classes shall have the respective rights and preferences as set forth herein and/or in such other document as the Trustees determine.
Section 7. Rights and Preferences of Series and Classes. Shares of each Series (or Class, as the case may be) established in this Article III shall have the following relative rights and preferences:
(a) Assets belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets belonging to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively, “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.
(b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities belonging to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

(c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.
(d) Voting. Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected except as otherwise determined by the Trustees or required by the 1940 Act. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual Series, unless otherwise determined by the Trustees or required by the 1940 Act.
(e) Equality. All the Shares of each particular Class of a Series shall represent an equal proportionate interest in the assets allocable to that Class, and each Share of any particular Series shall be equal to each other Share of that Series (subject to the liabilities allocated to each Class of that Series).
(f) Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.
(g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class of Shares in accordance with such requirements and procedures as may be established by the Trustees.
(h) Combination of Series or Classes. The Trustees shall have the authority to combine the assets and liabilities belonging to any two or more Series (or the assets allocable to any two or more Classes) into assets and liabilities belonging (or allocable) to a single Series or Class.
(i) Division of Series or Classes. The Trustees shall have the authority to divide the assets and liabilities belonging to any Series (or the assets allocable to any Class) into assets and liabilities belonging (or allocable) to two or more Series or Classes
(j) Elimination of Series or Classes. The Trustees shall have the authority to eliminate any particular Series or Class previously established and designated.
(k) Assets and Liabilities Allocable to a Class. To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes, the Trustees may, allocate assets and liabilities belonging to a Series to a particular Class of that Series or apportion the same among two or more Classes of that Series.
Section 8. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

ARTICLE IV.
The Trustees
Section 1. Appointment and Tenure. The number of Trustees shall be fixed from time to time by the Trustees and may be fixed at one Trustee.
Each Trustee shall serve during the continued lifetime of the Trust for a term of eight years or, if sooner, until he dies, resigns or is removed, or until the election and qualification of his successor; provided, however, that the Trustees may extend a Trustee’s term for one or more successive eight (or fewer)-year periods. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or at a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.
Section 2. Removal. The Trustees may remove a Trustee with or without cause.
Section 3. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. If at any time there is a sole Trustee, such Trustee may designate a successor Trustee in writing and such successor Trustee shall take office upon the death, declination, resignation, retirement, removal, or incapacity of the sole Trustee. The Trustees may fill any vacancies; provided, however, that no person may be appointed to serve as an Interested Trustee unless he has been nominated by at least one Interested Trustee (or, if there is no Interested Trustee, then by the most senior officer of the Trust who is an “interested person” of the Trust, as defined in the 1940 Act).
Section 4. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility (or incidental to the foregoing) including the power to engage in transactions of all kinds on behalf of the Trust. The exercise by the Trustees of their powers shall be valid if, but only if, the exercise is approved by a majority of the Trustees then in office, so long as: (i) at least one Independent Trustee votes for or abstains from such exercise, and (ii) except in the case of the appointment of or shareholder election of an Interested Trustee nominated in accordance with Section 3 above, at least one Interested Trustee votes for or abstains from such exercise; and further provided that if there is only one Trustee, such Trustee is permitted to exercise any power on his own. The Trustees are permitted to delegate any or all of their authority to the officers of the Trust. Except as otherwise provided herein, any action to be taken by the Trustees may be taken at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of the Trustees.
     Without limiting the foregoing, the Trustees shall have the following powers and authority:
(a) to determine the name under which the Trust shall conduct business and to establish and designate any Series or Classes (and amend Schedules 3.6A and 3.6B of the Declaration of Trust accordingly);
(b) to amend this Declaration of Trust, including to add to, delete, replace or otherwise modify any provisions of this Declaration of Trust relating to the Shares;
(c) to divide the Shares of the Trust into Series and Classes and to divide the Shares of any Series into two or more Classes, and to divide or combine the Shares of any Series or Class into a greater or lesser number, classify or re-classify any issued or unissued Shares of any Series or Class into one or more Series or Classes, and take such other actions with respect to the Shares as the Trustees deem desirable;
(d) to determine the preferences and special or relative rights and privileges of each Series or Class of Shares;
(e) to adopt a plan pursuant to Rule 18f-3 under the 1940 Act (and amend such plan from time to time);
(f) to establish an exchange privilege for holders of Shares of any Series or Class and to establish any related requirements and procedures;
(g) to combine the assets and liabilities belonging to any two or more Series (or the assets allocable to any two or more Classes) into assets and liabilities belonging (or allocable) to a single Series or Class and to cause the Trust or any Series or Class thereof to be merged or reorganized into or consolidated with another trust or company (including another Series or Class of the Trust) or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law;
(h) to terminate the Trust or any particular Series or Class previously established and designated;
(i) at any time when no Shares of a Series or Class are outstanding, to exercise all rights of Shareholders of that Series or Class with respect to matters affecting that Series or Class and take any action required to be taken by the Shareholders;
(j) to allocate assets and liabilities belonging to a Series to a particular Class of that Series or apportion the same among two or more Classes of that Series, to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes and to allocate General Assets (as defined in Article III, Section 7(a)) to, between or among any one or more of the Series;

(k) to select the investment companies, including series of GMO Trust, in which a Series shall invest;
(l) to adopt, amend or repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;
(m) to elect and remove officers and appoint and terminate agents;
(n) to fix the number of Trustees and, subject to the provisions of Section 1 of this Article IV, to fill any vacancies on the Board;
(o) to remove a Trustee;
(p) to extend a Trustee’s term for one or more successive eight (or fewer)-year periods;
(q) to designate one or more committees of the Trustees with such powers and authority as the Trustees determine;
(r) to employ one or more custodians of the assets of the Trust and to authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;
(s) to retain a transfer agent or a shareholder servicing agent, or both, to provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, and to make rules for the transfer of Shares of each Series and Class and similar matters;
(t) to retain legal counsel for the Trust or any Series;
(u) to call meetings of Shareholders, give notice of such meetings to Shareholders, designate the location of such meetings, establish a larger quorum for such meetings than the quorum required in Article V, Section 4, establish or change a record date for determining the Shareholders of any Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and close the register or transfer books of a Series or Class prior to such meeting.
(v) to cause the Trust to issue certificates certifying ownership of Shares;
(w) to cause each Shareholder to pay expenses of the Trust;
(x) to establish or change a record date for determining Shareholders who are entitled to receive payment of any dividend or other distribution and close the register or transfer books of a Series or Class prior to the payment of a distribution;
(y) to determine whether to accept investments in the Trust and to establish the terms and consideration for such investments in the Trusts, including any purchase premium;

(z) to exercise the powers set forth in Article VI of this Declaration of Trust;
(aa) to invest and reinvest cash, and to hold cash uninvested;
(bb) to sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;
(cc) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(dd) to exercise power and rights of subscription or otherwise which may in any manner arise out of the ownership of securities;
(ee) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;
(ff) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;
(gg) to contract for advisory and/or management services for the Trust or for any Series;
(hh) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
(ii) to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;
(jj) to enter into joint ventures, general or limited partnerships and any other combinations or associations;
(kk) to borrow funds or other property;
(ll) to make or issue notes, bonds, contracts, instruments, certificates or other undertakings on behalf of the Trust;
(mm) to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge Trust property or any part thereof to secure any of or all such obligations;

(nn) to pay or cause to be paid, entirely out of Trust property, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust including, but not limited to, the Trustees’ compensation;
(oo) to purchase and pay for, entirely out of Trust property, such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and
(pp) to pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.
     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
Section 5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.
Section 6. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
Section 7. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 8. Advisory, Management and Distribution Contracts; Other Service Providers. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with Grantham, Mayo, Van Otterloo & Co. LLC or any other partnership, corporation, trust, association or other organization (the “Manager”); and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other partnership, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares; and any such contract may contain such other terms as the Trustees may determine.
The fact that:
     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that
     (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
ARTICLE V.
Shareholders’ Voting Powers and Meetings
Section 1. Voting Powers. The Shareholders shall have power to vote only on matters that the Trustees consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or Class are outstanding, the Trustees may exercise all rights of Shareholders of that Series or Class with respect to matters affecting that Series or Class and may, with respect to that Series or Class, take any action required to be taken by the Shareholders.
Section 2. Meetings. Meetings of the Shareholders may be called by the Trustees. A meeting of Shareholders may be held at any place designated by the Trustees.
Section 3. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding, or claim on behalf of the Trust. In addition, no Shareholder shall have the right to bring or maintain any court action, proceeding, or claim on behalf of the Trust without first making a written demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding, or claim. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding, or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. In their sole discretion, the Trustees may act on any demand or may submit the matter to a vote of the Shareholders of the Trust, as appropriate.
Section 4. Quorum and Required Vote. Except when a larger quorum is established by the Trustees, 10% of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one Series or Class is to vote separately from any other Shares which are to vote on the same matters as a separate Series or Class, 10% of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a Shareholder’s meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time, whether or not a quorum is present, and the meeting may be held as adjourned after the date set for the original meeting without further notice. The Trustees shall determine the vote of Shares necessary to decide any questions at a Shareholders’ meeting.
Section 5. Action by Written Consent. At the discretion of the Trustees, any action to be taken by Shareholders may be taken by written consent. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
Section 6. Record Dates. For the purpose of determining the Shareholders of any Series or Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may, for voting and/or distribution purposes, close the register or transfer books for one or more Series or Classes for all or any part of the period between a record date and a meeting of shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.
Section 7. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.
ARTICLE VI.
Net Income, Distributions, Allocations, and Redemptions and Repurchases
Section 1. Distributions. The Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, an amount approximately equal to the net income attributable to the assets belonging to such Series (or the assets allocable to such Class) and may from time to time distribute to the Shareholders of each Series or Class, in shares of that Series, cash or otherwise, such additional amounts from sources including, without limitation, capital gains and/or paid in surplus, but only from the assets belonging to such Series (or allocable to that Class), as they may authorize; provided, however, that with respect to any Series for which it is determined, prior to the time that any Shares of such Series are outstanding, that the Series will elect to be treated as a partnership for tax purposes, the Trustees shall determine in their sole discretion the timing and amount of any distributions to Shareholders of such Series. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders and recorded on the books of the Trust at the date and time of record established for that payment or such dividend or distributions.
     The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or Class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the By-Laws. Determinations of net income of any Series or Class and determination of income, asset value, capital gains, expenses, and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
     If, for any reason, the net income of any Series or Class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or Class shall constitute a liability of such Shareholder to that Series or Class which shall be paid out of such Shareholder’s account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or Class in the account of such Shareholder, or (z) otherwise.
Section 2. Allocations. In respect of any Series that is treated as a partnership for federal income tax purposes, the Trustees (or such other person designated by the Trustees as having responsibility for making tax determinations on behalf of the Series) shall have authority to make special allocations of income, gain, loss or deduction among Shareholders upon withdrawals or transfers of shares as necessary to avoid mandatory basis adjustments in the assets of the Series as required by Internal Revenue Code of 1986, as amended (the “Code”), section 743 or 734 that would otherwise apply as a result of amendments to such Code sections under The American Jobs Creation Act of 2004, enacted on October 22, 2004.
Section 3. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws, next determined, less any applicable redemption fee as the Trustees may approve from time to time. The Board may approve a redemption fee from time to time applicable to Shares whether such Shares were outstanding at the time of the Board’s approval or issued after the time of the Board’s approval.
     Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 3 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series (or net assets allocable to such Class) or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.
     Payment for any redemption, purchase, or repurchase may be made in cash or in other property, or in any combination thereof. The composition of any such payment shall be determined by the Trust in its sole discretion, and the Trust shall have no obligation to effect a pro rata division of cash or other property in making any such payment. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.
Section 4. Redemptions at the Option of the Trust. The Trustees shall have the right, in their sole discretion, to cause the Trust at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 3 of this Article VI, less any redemption fee as the Board may approve from time to time as applicable to Shares, whether such Shares were outstanding at the time of the Board’s approval or issued after the time of the Board’s approval.

ARTICLE VII.
Compensation and Limitation of Liability of Trustees
Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, which compensation shall be determined by the Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.
Section 2. Limitation of Liability. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but, for so long as the Trust is registered as an investment company under the 1940 Act and as long required by Section 17(h) of the 1940 Act, nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.
ARTICLE VIII.
Indemnification
Section 1. Trustees, Officers, etc. The Trust shall, to the maximum extent permitted by applicable law, indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which such Covered

Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill his or her undertaking, or (c) either a majority of the Trustees who are disinterested persons (as defined in Section 4 of this Article VIII) and who are not “interested persons” of the Trust, as defined in the 1940 Act (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.
Section 2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (x) approved as in or not opposed to the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not “interested persons” of the Trust, as defined in the 1940 Act (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry), to the effect that such indemnification would not protect such Covered Person against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 3. Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of Section 1 of this Article VIII or clauses (x) or (y) of Section 2 of this Article VIII, the disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.
Section 4. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled, whether by contract or otherwise. As used in this Article VIII, the term “Covered Person” shall include such person’s heirs, executors and administrators; and a “disinterested Trustee” or “disinterested person” is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article VIII shall affect the power of the Trust to purchase and maintain liability insurance on behalf of any such person.
Section 5. Amendment. Notwithstanding any other provision of this Declaration of Trust relating to its amendment generally, any repeal or modification of this Article VIII shall not adversely affect any right or protection of a Trustee or officer of the Trust with respect to any acts or omissions of such Trustee or officer occurring prior to such repeal or modification.
Section 6. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular Series or Class of Shares of which he or she is or was a Shareholder.
ARTICLE IX.
Miscellaneous
Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series or Class of Shares shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series (or the assets allocable to a particular Class), only to the assets belonging to the relevant Series (or allocable to the relevant Class), for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series (or allocable to the Class) for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made, or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officers or officer or Shareholders or any other person individually.
Section 2. No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
Section 4. Termination of Trust or Series or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees. Any Series may be terminated at any time by the Trustees. Any Class may be separately terminated at any time by the Trustees.
     Upon termination of the Trust (or any Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), to the Shareholders of that Series or Class, as a Series or Class, ratably according to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.
Section 5. Merger and Consolidation. The Trustees may cause the Trust or any Series or Class thereof to be merged or reorganized into or consolidated with another trust or company (including another Series or Class of the Trust) or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

Section 6. Initials “GMO” and the name “Grantham, Mayo, Van Otterloo & Co. LLC”. The Trust acknowledges that the initials “GMO” and the name “Grantham, Mayo, Van Otterloo & Co. LLC” and any derivatives thereof are owned by the Manager and that the Trust may use the initials “GMO,” the name “GMO Series Trust,” or any other name embodying the initials “GMO” or the name “Grantham, Mayo, Van Otterloo & Co. LLC” only with the consent of the Manager and subject to such conditions as the Manager may impose. The Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right to use, or authorize others to use, said initials and name and the Trust agrees to take such action as may reasonably be requested by the Manager to give full effect to the provisions of this section (including, without limitation, consenting to use of said initials and name by others). The Trust agrees that if the Manager terminates its consent to the use by the Trust of the initials “GMO” or the name “Grantham, Mayo, Van Otterloo & Co. LLC” the Trust will, at the request of the Manager, use its best efforts to promptly change the name of the Trust (and, as applicable, each Series thereof) so as to eliminate all reference, if any, to the initials “GMO” or the name “Grantham, Mayo, Van Otterloo & Co. LLC” and will not thereafter transact any business in a name containing the initials “GMO” or the words “Grantham, Mayo, Van Otterloo & Co. LLC” in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the initials “GMO” or the name “Grantham, Mayo, Van Otterloo & Co. LLC” or any other reference to the Manager. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, Shareholders, creditors and all other persons claiming under or through it.
Section 7. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof,” and “hereunder” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.
Section 8. Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. The Massachusetts Business Corporations Act and the regulations thereunder shall not apply to the operations of the Trust or this Declaration of Trust. Should any part of this Declaration of Trust be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Declaration of Trust shall not be affected thereby.

Section 9. Amendments. This Declaration of Trust may be amended, without Shareholder approval, at any time by the Trustees.

     IN WITNESS WHEREOF, the undersigned Trustee as aforesaid does hereto set his hand this 13th day of September, 2011.

/s/ J.B. Kittredge, Jr. J.B. Kittredge, Jr.
Trustee

Schedule 3.6A to Declaration of Trust
Series
GMO U.S. Core Equity Series Fund
GMO Quality Series Fund
GMO U.S. Intrinsic Value Series Fund
GMO U.S. Growth Series Fund
GMO Foreign Series Fund
GMO International Core Equity Series Fund
GMO International Growth Equity Series Fund
GMO International Large/Mid Cap Value Series Fund
GMO Developed World Stock Series Fund
GMO Emerging Countries Series Fund
GMO Core Plus Bond Series Fund
GMO International Bond Series Fund
GMO Global Asset Allocation Series Fund
GMO Global Equity Allocation Series Fund
GMO International Equity Allocation Series Fund
GMO U.S. Equity Allocation Series Fund
GMO Benchmark-Free Allocation Series Fund
GMO Emerging Country Debt Series Fund

Schedule 3.6B to Declaration of Trust
Classes
Class R1
Class R2
Class R3
Class R4
Class R5
Class R6